Exhibit 99.1

                           BLUE DOLPHIN ENERGY COMPANY



PRESS RELEASE

FOR IMMEDIATE RELEASE
December 13, 2006

JOHN N. GOODPASTURE APPOINTED TO BLUE DOLPHIN ENERGY COMPANY BOARD OF DIRECTORS

Houston, Dec. 13 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today announced the appointment of John N. Goodpasture to Blue Dolphin's Board of Directors to fill the Board seat vacated by a departing director.

Mr. Goodpasture, who currently serves as Vice President of Corporate Development for Texas Eastern Products Pipeline Company, L.L.C., the general partner of TEPPCO Partners, L.P., has more than 35 years of oil and gas experience in pipeline transportation and storage, new business development, acquisitions and divestitures. Prior to joining Texas Eastern Products Pipeline Company, Mr. Goodpasture served as Vice President of Business Development for Enron Transportation Services. He also served in various executive-level positions with Seagull Energy Corporation, including President of Seagull Pipeline & Marketing Company, and in a variety of management positions at Union Carbide Corporation, where he began his career in 1970. Mr. Goodpasture also serves as a director of End Hunger Network of Houston. Mr. Goodpasture earned a Bachelor of Science degree in Mechanical Engineering from Texas Tech University in Lubbock, Texas.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
Gregory W. Starks
Vice President, Treasurer and Secretary
713-227-7660

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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